Exhibit 99.1

NEWS RELEASE

Sunrise Reaches Agreements Regarding
German Subsidiaries and Fountains Portfolio

MCLEAN, Va., Oct. 27/PRNewswire-FirstCall/--Sunrise Senior Living, Inc. (NYSE: SRZ) today announced that it entered into a restructuring agreement, in the form of a binding term sheet, with Capmark Finance Inc. and Natixis, London Branch, two lenders of Sunrise and certain of its affiliates, to settle and compromise their claims against Sunrise and certain of its affiliates, including under operating deficit and principal repayment guarantees provided by Sunrise and certain of its affiliates in support of Sunrise’s German subsidiaries. Capmark Finance and Natixis contended that these claims had an aggregate value of approximately $121.6 million. The binding term sheet contemplates that, on or before the first anniversary of the execution of definitive documentation for the restructuring, certain other identified lenders of Sunrise may elect to participate in the restructuring with respect to their asserted claims. The claims being settled by Capmark Finance and Natixis represent approximately 77.5 percent of the aggregate amount of claims asserted by the lenders that may elect to participate in the restructuring transaction.

Sunrise also announced today that it entered into agreements with Sunrise’s joint venture partner in the Fountains portfolio, as well as with HSH Nordbank AG, New York Branch, the lender to the Fountains venture, to release Sunrise from all claims that the joint venture partner and HSH Nordbank had against Sunrise prior to the date of the agreements and from all future funding obligations of Sunrise in connection with the Fountains portfolio.

“We are pleased that, after having previously exited Trinity Hospice, Greystone and Aston Gardens, substantially reduced our overhead run rate, stabilized our liquidity by selling assets and extended our credit line, we have now successfully restructured our Fountains portfolio and the bulk of our corporate obligations relating to Germany,” said Mark Ordan, Sunrise’s chief executive officer. “We have been following a plan to discontinue non-core operations and keep Sunrise focused as the premier senior living care provider.”

Germany

The restructuring agreement, which was executed on October 22, 2009, provides that the electing lenders will release and discharge Sunrise from certain claims they may have against Sunrise. Sunrise will issue to the lenders that elect to participate in the restructuring on or before the first execution of the definitive documentation, their pro rata share of up to an aggregate of 5 million shares of Sunrise common stock and will grant mortgages for the benefit of all electing lenders on certain of its unencumbered North American properties. Following the first execution of the definitive documentation for the restructuring, Sunrise will pursue the sale of such mortgaged properties and distribute the net sale proceeds to the electing lenders. Sunrise has guaranteed that, within 30 months of the first execution of the definitive documentation for the restructuring, the electing lenders will receive a minimum of $58.3 million from the net proceeds of any such sale, which equals 80 percent of the most recent aggregate appraised value of these properties. If the electing lenders do not receive at least $58.3 million by such date, Sunrise will make payment to cover any shortfall or, at such lenders’ option, convey to them the remaining unsold properties.

In addition, Sunrise will market for sale the German assisted living communities subject to loan agreements with the electing lenders and will remain responsible for all costs of operating, preserving and maintaining these communities until the earlier of either their sale or December 31, 2010.

The closing of the transaction, including the execution of the definitive documentation, the release of claims and the issuance of Sunrise common stock, is conditioned upon receipt of consent for the transaction from Bank of America, N.A., as the administrative agent under Sunrise’s credit agreement, on or before November 11, 2009. In accordance with the binding term sheet, definitive documentation shall be executed as soon as reasonably possible (but no later than 40 days) after the receipt of such required consent.

Sunrise continues to be liable under certain operating deficit and repayment guarantees for the Klein Flottbeck and Wiesbaden communities, and certain principal repayment guarantees for the Hoesel land which is not part of the restructuring agreement.

Fountains

Pursuant to the agreements relating to the Fountains portfolio, HSH Nordbank and Sunrise’s joint venture partner released Sunrise from all past and future funding commitments in connection with the Fountains portfolio, as well as from all other liabilities prior to the date of the agreements arising under the Fountains joint venture, loan and management agreements, including obligations under operating deficit and income support obligations. Sunrise will retain certain management and operating obligations going forward during a temporary transition period.

In exchange for these releases, Sunrise has, among other things:

--     Transferred its 20-percent ownership interest in the Fountains joint venture to its joint venture partner;

      --     Contributed vacant land parcels adjacent to six of the Fountains communities and owned by Sunrise to the Fountains joint venture; and

      --     Agreed to transition from management of the 16 Fountains communities as soon as the transition closing conditions are met and the new manager has obtained the regulatory approvals necessary to assume control of the facilities
              (Sunrise expects to transition from management of the Fountains communities during the course of 2010).

The contributed vacant land parcels were carried on Sunrise’s consolidated balance sheet at a book value of $12.9 million at September 30, 2009.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 40,000 people. As of June 30, 2009, Sunrise operated 415 communities in the United States, Canada, Germany and the United Kingdom, with a combined unit capacity of approximately 42,750 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer's and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise's senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurances that these expectations will be realized. Sunrise's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the risk that the Company does not execute definitive documentation with the German lenders or consummate the transactions contemplated by the binding term sheet because, among other things, the Company does not receive the required consent of Bank of America, N.A., in its capacity as administrative agent under Sunrise’s credit agreement; the risk that the other identified lenders holding other eligible claims do not elect to participate in the restructuring; the risk that the Company is not able to sell the North American properties mortgaged pursuant to the binding term sheet; the risk that the net sale proceeds of the mortgaged North American properties are not sufficient to pay the minimum amount guaranteed by Sunrise to the electing lenders; the risk that the Company’s sale of the 21-community portfolio is not consummated; changes in the Company's anticipated cash flow and liquidity; the Company's ability to maintain adequate liquidity to operate its business and execute its restructuring; the Company's ability to obtain waivers, cure or reach agreements with respect to defaults under the Company's loan, joint venture and construction agreements; the risk that a group of the Company's creditors, acting together, could force the Company into an involuntary bankruptcy proceeding; the Company's ability to sell its German communities within a reasonable time period; the Company's ability to negotiate a comprehensive restructuring of the Company's obligations in respect of its Fountains portfolio and certain other of its ventures; the Company's ability to refinance its Bank Credit Facility and other debt due in 2009 and 2010 and/or raise funds from other sources; the Company's ability to achieve anticipated savings from the Company's cost reduction program; the outcome of the U.S. Securities and Exchange Commission's investigation; the outcome of the IRS audit of the Company's tax returns for the tax years ended December 31, 2005, 2006 and 2007; the Company's ability to continue to recognize income from refinancings and sales of communities by ventures; risk of changes in the Company's critical accounting estimates; risk of further write-downs or impairments of the Company's assets; risk of future obligations to fund guarantees and other support arrangements to some of the Company's ventures, lenders to the ventures or third-party owners; risk of declining occupancies in existing communities or slower than expected leasing of new communities; risk resulting from any international expansion; development and construction risks; availability of financing for development, including construction loans as to which we are in default; risks associated with past or any future acquisitions; compliance with government regulations; risk of new legislation or regulatory developments; business conditions and market factors that could affect occupancy rates at and revenues from the Company's communities and the value of the Company's properties generally; competition and our response to pricing and promotional activities of our competitors; changes in interest rates; unanticipated expenses; the risks of further downturns in general economic conditions including, but not limited to, financial market performance, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general; risks associated with the ownership and operation of assisted living and independent living communities; and other risks detailed in the Company's 2008 Annual Report on Form 10-K filed with the SEC, as may be amended or supplemented in the Company's Form 10-Q filings or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SOURCE Sunrise Senior Living, Inc.

Meghan Lublin, Corporate and Investor Communications of Sunrise Senior Living, Inc., +1-703-854-0299